EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157658 on Form F-3 of our reports dated February 12, 2010, relating to the consolidated financial statements of ArcelorMittal and subsidiaries (“ArcelorMittal”) and the effectiveness of ArcelorMittal’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2009.

/s/ Deloitte S.A.

Luxembourg, Grand-Duchy of Luxembourg
July 30, 2010